BYLAWS

OF

SUPERTEX, INC.
(a California corporation)

BYLAWS OF

SUPERTEX, INC.

TABLE OF CONTENTS
Page

ARTICLE I CORPORATE OFFICES	1
1.1 Principal Office.	1
1.2 Other Offices.	1
ARTICLE II MEETINGS OF SHAREHOLDERS	1
2.1 Place of Meetings.	1
2.2 Annual Meeting.	1
2.3 Business Brought Before Annual Shareholder Meetings.	2
2.4 Nomination of Directors.	2
2.5 Special Meetings.	3
2.6 Notice of Shareholders’ Meetings.	3
2.7 Manner of Giving Notice; Affidavit of Notice.	4
2.8 Quorum.	5
2.9 Adjourned Meeting; Notice.	5
2.10 Voting.	5
2.11 Validation of Meetings; Waiver of Notice; Consent.	6
2.12 Shareholder Action by Written Consent Without A Meeting.	7
2.13 Organization.	7
2.14 Record Date for Shareholder Notice; Voting; Giving Consents.	7
2.15 Proxies.	8
2.16 Inspectors of Election.	9
ARTICLE III DIRECTORS	9
3.1 Powers.	9
3.2 Number of Directors.	9
3.3 Election and Term of Office of Directors.	10
3.4 Removal.	10
3.5 Resignation and Vacancies.	10
3.6 Place of Meetings; Meetings by Telephone.	11
3.7 Regular Meetings.	11
3.8 Special Meetings; Notice.	12
3.9 Quorum.	12
3.10 Waiver of Notice.	13
3.11 Adjournment.	13
3.12 Notice of Adjournment.	13
3.13 Board Action by Written Consent Without A Meeting.	13
3.14 Fees and Compensation of Directors.	13
3.15 Advisory Directors.	14

i

ARTICLE IV COMMITTEES	14
4.1 Committees of Directors.	14
4.2 Meetings and Actions of Committees.	15
ARTICLE V OFFICERS	15
5.1 Officers.	15
5.2 Appointment of Officers.	15
5.3 Subordinate Officers.	15
5.4 Removal and Resignation of Officers.	15
5.5 Vacancies in Offices.	16
5.6 Compensation	16
5.7 Chairman of the Board.	16
5.8 Chief Executive Officer.	16
5.9 President.	17
5.10 Vice Presidents.	17
5.11 Secretary.	17
5.12 Chief Financial Officer.	18
5.13 Chief Technology Officer.	18
ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS	18
6.1 Indemnification of Directors And Officers	18
6.2 Indemnification of Others	19
6.3 Payment Of Expenses In Advance	19
6.4 Indemnity Not Exclusive	19
6.5 Insurance	19
6.6 Conflicts	20
ARTICLE VII RECORDS AND REPORTS	20
7.1 Maintenance and Inspection of Share Register.	20
7.2 Maintenance and Inspection of Bylaws.	21
7.3 Maintenance and Inspection of Other Corporate Records.	21
7.4 Inspection by Directors.	21
7.5 Annual Report to Shareholders; Waiver.	21
7.6 Financial Statements.	22
7.7 Representation of Shares of Other Corporations.	22
ARTICLE VIII GENERAL MATTERS	23
8.1 Record Date for Purposes Other Than Notice and Voting.	23
8.2 Checks; Drafts; Evidences of Indebtedness.	23
8.3 Corporate Contracts and Instruments: How Executed.	23
8.4 Certificates for Shares.	23
8.5 Transfer on the Books.	24
8.6 Lost or Destroyed Certificates.	24
8.7 Transfer Agents and Registrars.	24
8.8 Legend Condition.	25
8.9 Electronic Share Issuance, Recordation, and Transfer.	25
8.10 Construction; Definitions.	25
8.11 Subsidiary Corporations.	25

ii

ARTICLE IX AMENDMENTS	25
9.1 Amendment by Shareholders.	25
9.2 Amendment by Directors.	25
9.3 Record of Amendments.	26
ARTICLE X CONFIDENTIALITY OF CORPORATE RECORDS	26
10.1 Confidentiality of Corporate Records.	26
ARTICLE XI INTERPRETATION ARTICLE XI INTERPRETATION	27

iii

BYLAWS

OF

SUPERTEX, INC.

ARTICLE I

CORPORATE OFFICES

1.1  Principal Office.

The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.  If the principal executive office is located outside California and the Corporation has one or more business offices in California, then the Board shall fix and designate a principal business office in California.

1.2  Other Offices.

The Board may at any time establish branch or subordinate offices at any place or places within or without the State of California as the Board deems appropriate.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1  Place of Meetings.

Meetings of the shareholders shall be held at any place within or outside the State of California as designated by the Board.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given either before or after the meeting and filed with the Secretary of the Corporation.  If no such designation is made, the meetings shall be held at the principal executive office of the Corporation as designated by the Board under Section 1.1 of these Bylaws.

2.2  Annual Meeting.

An annual meeting of shareholders shall be held each year no later than 180 days after the end of the company’s fiscal year upon a date and at a time designated by the Board.  In the absence of such designation, the annual meeting of shareholders shall be held on the third Friday of August in each year at 10:00 a.m.  However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

At that meeting, the shareholders shall elect directors, consider reports of the affairs of the corporation, and transact other business as may be properly brought before the meeting.

2.3  Business Brought Before Annual Shareholder Meetings.

To be properly brought before an annual shareholder meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a shareholder of record.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of this corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal  executive offices of this corporation, addressed to the attention of the Secretary of this corporation, no less than one hundred twenty (120) calendar days before the one-year anniversary of the date that this corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting.

A shareholder notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting; (b) the name and record address of the Shareholder proposing such business; (c) the class, series, and number of shares of this corporation which are beneficially owned by the Shareholder; (d) any material interest of the Shareholder in such business; and (e) any such other information concerning the person(s) making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

The chairman of the meeting of the Shareholders may refuse to acknowledge any Shareholder proposal not made in compliance with the procedure set forth in this Section 2.3.

2.4  Nomination of Directors.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual meeting of the Shareholders.  Nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by the nominating committee of the Board of Directors or any person appointed by the Board of Directors; nominations may also be made by any Shareholder of record of this corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.4.

Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of this corporation.  To be timely, a Shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of this corporation addressed to the attention of the Secretary of this corporation no less than 120 calendar days before the one-year anniversary of the date that this corporation’s proxy statement was released to Shareholders in connection with the previous year’s annual meeting.

Such Shareholder’s notice to the Secretary shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person over at least the last five years, (iii) the class and number of shares of capital stock of this corporation which are beneficially owned by the person, (iv) a statement as to the person’s citizenship, (v) a description of all arrangements or understandings between the person and the nominating Shareholder pursuant to which such nomination is being made, (vi) the consent of such person to serve as a director of this corporation if so elected, and (vii) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (b) as to the Shareholder giving the notice, (i) the name and record address of the Shareholder, and (ii) the class, series and number of shares of capital stock of this corporation which are beneficially owned by the Shareholder.

This corporation may require any Shareholder-proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of this corporation.

2.5  Special Meetings.

Special meetings of the shareholders may be called at any time, subject to the provisions of Sections 2.6 and 2.7 of these Bylaws, by the Board, the Chairman of the Board, the President,  or the holders of shares entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by anyone other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the Chairman of the Board, President, any Vice President, or the Secretary of the Corporation.  The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.6 and 2.7 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than twenty-five (25) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 2.5 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

2.6  Notice of Shareholders’ Meetings.

All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.7 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.7 of these Bylaws, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat.  Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or shareholder. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of the next paragraph of this Section 2.6, any proper matter may be presented at the meeting for such action.  The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the “Code”), (b) an amendment of the Articles of Incorporation, pursuant to Section 902 of the Code, (c) a reorganization of the Corporation, pursuant to Section 1201 of the Code, (d) a voluntary dissolution of the Corporation, pursuant to Section 1900 of the Code, or (e) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

2.7  Manner of Giving Notice; Affidavit of Notice.

Notice of a shareholders’ meeting shall be given either personally or by first-class mail, or, if the Corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders’ meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

If any notice (or any report referenced in Article VII of these Bylaws) addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of mailing of any notice or report in accordance with the provisions of this Section 2.7, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

2.8  Quorum.

Unless otherwise provided in the Articles of Incorporation of the Corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders for the transaction of business, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the preceding paragraph.

2.9  Adjourned Meeting; Notice.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place are announced at the meeting at which the adjournment is taken.  However, if the adjournment is for more than forty-five (45) days from the date set for the original meeting or if a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.6 and 2.7 of these Bylaws.  At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.10  Voting.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.14 of these Bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

Elections for directors and voting on any other matter at a shareholders’ meeting need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

Except as provided in the final paragraph of this Section 2.10, or as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.  Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or may vote them against the proposal other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares which the shareholder is entitled to vote.

The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the Articles of Incorporation.

At a shareholders’ meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes either (a) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (b) by distributing the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, if the candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes.  If any one shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination.  The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect..

2.11  Validation of Meetings; Waiver of Notice; Consent.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice or consent to the holding of the meeting or approval of the minutes thereof, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.6 of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal and except as provided in Section 601(f) of the Code.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

2.12  Shareholder Action by Written Consent Without A Meeting.

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.  However, a director may be elected at any time to fill any vacancy on the Board, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be maintained in the corporate records.  Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.  Such notice shall be given in the manner specified in Section 2.7 of these Bylaws.  In the case of approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (b) indemnification of a corporate “agent,” pursuant to Section 317 of the Code, (c) a reorganization of the Corporation, pursuant to Section 1201 of the Code and (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

2.13  Organization.

The Chief Executive Officer, President, or in their absence, any Vice President, shall call the meeting of the shareholders to order and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, shareholders shall appoint a chairman for such a meeting. The Secretary of the company shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

2.14  Record Date for Shareholder Notice; Voting; Giving Consents.

In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action.  Shareholders at the close of business on the record date are entitled to notice and to vote, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

If the Board does not so fix a record date:

(a)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

The record date for any other purpose shall be as provided in Section 8.1 of these Bylaws.

2.15  Proxies.

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation.  A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the Corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by attendance at such meeting and voting in person, or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy.  The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

2.16  Inspectors of Election.

In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof.  If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting.  The number of inspectors shall be either one (1) or three (3).  If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

3.1  Powers.

Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.  The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

3.2  Number of Directors.

The authorized number of directors of the Corporation shall be not fewer than five (5) nor more than seven (7), and the exact number of directors shall be five (5) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board.  The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 3.2 of these Bylaws duly adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.  Directors need not be shareholders of the Corporation.

3.3  Election and Term of Office of Directors.

At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting; provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose.  Each director, including a director elected to fill a vacancy, shall hold office immediately after election until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation or removal of such a director.

3.4  Removal.

The entire Board or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.  A director may also be removed from office by the Board if he or she is declared of unsound mind by an order of court or convicted of a felony.  A director may also be removed from office by the Superior Court of the County in which the principal office is located, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation, in the manner provided by law.

3.5  Resignation and Vacancies.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Vacancies on the Board may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (a) unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice or (c) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until his or her death, resignation or removal.

A vacancy or vacancies in the Board shall be deemed to exist (a) in the event of the death, resignation or removal of any director, (b) if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (c) if the authorized number of directors is increased or (d) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.  A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

3.6  Place of Meetings; Meetings by Telephone.

Regular meetings of the Board may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation.  Special meetings of the Board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another.  Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

3.7  Regular Meetings.

The organization meetings of the newly elected Board shall be held immediately following the adjournment of the annual meetings of the shareholders.

Other regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.  Notice shall be given to any director absent from the meeting at which the regular meeting was scheduled in the same manner as for a special meeting in Section 3.8 below; provided, however, that sending minutes in the specified timeframes showing the scheduled meeting shall constitute due notice as well.

3.8  Special Meetings; Notice.

     Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary upon the written request of a majority of the Board.  Notice shall be given to each Director in any one of the following manners:

(a)  if delivered in person or by telephone, such notice shall be delivered at least forty-eight (48) hours prior to the time the meeting is to be held. Such notice may be communicated either to the director or to a person at the home or business of the director when the person delivering the notice has reason to believe such person will promptly communicate it to the director. Such notice shall be considered delivered when the person noticing the meeting believes in good faith that the notified person has heard and acknowledged the notice;

(b)  if delivered by telegram, such notice shall be delivered to a common carrier, charges prepaid, for transmission to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier shall be due and legal notice to such director;

(c)  if delivered by overnight courier service, including without limitation such services as Express Mail and Federal Express, such notice shall be delivered to such courier service, charges prepaid, for delivery to the director no later than one day prior to the day upon which the meeting is to be held. Delivery to a courier service shall be due and legal notice to such director;

(d)  if delivered by facsimile transmission, such notice shall be either delivered to a common carrier, charges prepaid, for transmission to the director or transmitted by or under the direction of the person giving notice to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier or transmission of a facsimile shall be due and legal notice to such director;

(e)  if delivered by first-class mail, such notice shall be deposited in the United States mail, postage prepaid, at least four (4) days prior to the date of the meeting to be held. Deposit in the U.S. mail shall be due and legal notice to such director.

(f)  if delivered by electronic mail (e-mail) transmission, such notice shall be transmitted by or under the direction of the person giving notice to the directors at least forty-eight (48) hours prior to the time the meeting is to be held. Transmission of an e-mail shall be legal notice to such director.

The notice need not specify the business to be conducted or the place of the meeting if the meeting is to be held at the principal office of the Corporation.

3.9  Quorum.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these Bylaws.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Section 317(e) of the Code (as to indemnification of directors), the Articles of Incorporation, these Bylaws and other applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.10  Waiver of Notice.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Neither the business to be transacted at, nor the purposes of, any regular or special Board meeting need be specified in the notice or waiver of notice.

3.11  Adjournment.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

3.12  Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

3.13  Board Action by Written Consent Without A Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board.  Such action by written consent shall have the same force and effect as a unanimous vote of the directors.

3.14  Fees and Compensation of Directors.

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board.  This Section 3.14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and from receiving compensation for those services.

3.15  Advisory Directors.

The Board from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If not period is prescribed, the title shall be held at the pleasure of the Board.

ARTICLE IV

COMMITTEES

4.1  Committees of Directors.

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.  Any such committee shall have authority to act in the manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, except with respect to:

(a)  The approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)  The filling of vacancies on the Board or in any committee;

(c)  The fixing of compensation of the directors for serving on the Board or on any committee;

(d)  The amendment or repeal of these Bylaws or the adoption of new Bylaws;

(e)  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)  A distribution to the shareholders of the Corporation, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; and

(g)  The appointment of any other committees of the Board or the members thereof.

4.2  Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment) and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committees, that special meetings of committees may also be called by resolution of the Board, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committees.  The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1  Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Technology Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.  Any number of offices may be held by the same person.

5.2  Appointment of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3  Subordinate Officers.

The Board may appoint, or may empower the Chairman of the Board, the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4  Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board, and any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5  Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6  Compensation.

The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

5.7  Chairman of the Board.

The Board may elect a Chairman of the Board.  The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board, and shall exercise and perform such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by these Bylaws.  The Chairman of the Board may also be the Chief Executive Officer of the Corporation and, if so designated by the Board, shall have the powers and duties prescribed in Section 5.8 of these Bylaws.  If there is no President, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.8 of these Bylaws.  In the absence or disability of the Chairman of the Board and any Chief Executive Officer, the President shall preside at all meetings of the Board.

5.8  Chief Executive Officer.

The Board shall specify that either the Chairman of the Board or the President shall be the Chief Executive Officer of the Corporation.  The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation.  The Chief Executive Officer shall, if a member of the Board, preside at all meetings of the shareholders, and in the absence, disability, or nonexistence of a Chairman of the Board, at all meetings of the Board.  In the absence of the Chief Executive Officer at a shareholder meeting, the Chairman of the Board or the President shall preside if such person is not the Chief Executive Officer, or, in the absence of such person, any Vice President, shall preside at all meetings of the shareholders, or in the absence of all such persons, Shareholders shall appoint a chairman for such a meeting.

5.9  President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board or the Chief Executive Officer, if there be either such officer, the President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or by these Bylaws.  The President may also be the Chief Executive Officer of the Corporation and, if so designated by the Board, shall have the powers and duties prescribed in Section 5.8 including to preside at all meetings of the shareholders.  In the absence of the Chief Executive Officer at a shareholders meeting when the President is not the Chief Executive Officer, the President shall preside at such shareholders meeting.  In the absence or disability of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the Board.

5.10  Vice Presidents.

In the absence or disability of the Chairman of the Board and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chief Executive Officer, the President or the Chairman of the Board.

5.11  Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these Bylaws.  The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

The Secretary shall act as secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

5.12  Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

If required by the Board, the Chief Financial Officer shall give the Corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his or her office and for restoration to the Corporation of all of its books, papers, vouchers, money and other property of every kind in his or her possession or under his or her control on his or her death, resignation, retirement or removal from office.

5.13  Chief Technology Officer.

The Chief Technology Officer shall be the senior technical officer of the corporation.  He or she shall be responsible for the creation and maintenance of appropriate records as to the design, technical specifications, and performance criteria of the corporation’s products.  As directed by the Board of Directors and the Chief Executive Officer, the Chief Technology Officer shall be responsible for research, technical development, and manufacturability of existing and future products of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

6.1  Indemnification of Directors And Officers.

The Corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each “director and officer of the Corporation” against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any Proceeding arising by reason of the fact that such person is or was an Agent of the Corporation.  For purposes of this Section 6.1 and of Section 6.2, a “director or officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.  For purposes of this Article VI, “Expenses” include those expenses described in Section 317(a) of the Code and “Agent” and “Proceeding” are as therein defined.

6.2  Indemnification of Others.

The Corporation shall have the power, to the maximum extent and in the manner permitted by the Code, to indemnify each “employee and agent (other than a director and officer) of the Corporation” against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any Proceeding, arising by reason of the fact that such person is or was an Agent of the Corporation.  For purposes of this Section 6.2, an “employee and agent (other than a director or officer) of the Corporation” includes any person (a) who is or was an employee or Agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or Agent of a another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or Agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation but who was not a “director or officer of the Corporation” .

6.3  Payment Of Expenses In Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which indemnification is permitted pursuant to Section 6.2 hereof following authorization thereof by the Board, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4  Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, subject to the limitations required by Code Section 204(a)(11) for indemnification for breach of duty to the Corporation and its shareholders, as (and to the extent that) the Corporation is so authorized by its articles of incorporation and by virtue of Code Sections 204(a)(11) and 317(g) to provide additional rights to indemnification.

6.5  Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent of the Corporation against any liability asserted against or incurred by the Agent in any that capacity, or arising out of the Agent’s status as such, whether or not the Corporation would have the power to indemnify the Agent against such liability under the Code.

6.6  Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)  That it would be inconsistent with a provision of the Company’s articles of incorporation, these By-laws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the Proceeding in which the Expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)  That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII

RECORDS AND REPORTS

7.1  Maintenance and Inspection of Share Register.

The Corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors, shall have an absolute right to do either or both of the following:  (a) inspect and copy the record of shareholders’ names, addresses and shareholdings during usual business hours upon five (5) days’ prior written demand upon the Corporation or (b) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of such transfer agent’s usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.  The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate.

Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

7.2  Maintenance and Inspection of Bylaws.

The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

7.3  Maintenance and Inspection of Other Corporate Records.

The accounting books and records and the minutes of proceedings of the shareholders and of the Board, and of committees of the Board shall be kept at such place or places as are designated by the Board or, in absence of such designation, at the principal executive office of the Corporation.  The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate.  Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.  Such rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

7.4  Inspection by Directors.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and each of its subsidiary corporations, domestic or foreign.  Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

7.5  Annual Report to Shareholders; Waiver.

The Board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation.  Such report shall be sent to the shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.7 of these Bylaws for giving notice to shareholders of the Corporation.  The annual report may also be made available to shareholders via electronic transmission if a notice of access is mailed to such shareholders in the same timeframe and manner as above provided in accordance with the rules of the United States Securities and Exchange Commission (“SEC”).

The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of the Chief Financial Officer or President, that the statements were prepared without audit from the books and records of the Corporation.

7.6  Financial Statements.

If no annual report for the fiscal year has been sent or made available to shareholders, then the Corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three (3) month, six (6) month or nine (9) month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of that period.  The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter.  A copy of the statements shall be kept on file in the principal office of the Corporation for twelve (12) months, and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder.  If the Corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The quarterly income statements and balance sheets referred to in this Section 7.6 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

7.7  Representation of Shares of Other Corporations.

The Chairman of the Board, the President, or any Vice President and the Secretary or an Assistant Secretary of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation.  The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1  Record Date for Purposes Other Than Notice and Voting.

For purposes of determining the shareholders (a) entitled to receive payment of any dividend or other distribution or allotment of any rights or (b) entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to any such action.  Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

If the Board does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

8.2  Checks; Drafts; Evidences of Indebtedness.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3  Corporate Contracts and Instruments:  How Executed.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount, except as provided in Section 313 of the Code.

8.4  Certificates for Shares.

A certificate or certificates for shares of the Corporation shall be issued to each shareholder when any of such shares are fully paid.  Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a  plain statement of such facts.

The Board may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid.  All certificates shall be signed in the name of the Corporation by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

8.5  Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

8.6  Lost or Destroyed Certificates.

Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation or its transfer agent or registrar and canceled at the same time.  The Board may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the Corporation secured by a bond or other adequate security in at least double the value of the stock represented by the lost, stolen or destroyed certificate.

8.7  Transfer Agents and Registrars.

The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

8.8  Legend Condition.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless and amendment to such permit or a new permit be first issued so authorizing such a deletion.

8.9  Electronic Share Issuance, Recordation, and Transfer.

Notwithstanding Sections 8.4 through 8.9, inclusive, the Corporation may adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates, including provision for notice to purchasers in substitution for the required statements on certificates under Section 417, 418, and 1502 of the Code, securities laws, agreements, and Section 8.8 above provided that such system has been approved by the SEC, is authorized by any US statute, or is in accordance with Division 8 of the California Commercial Code.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the Corporation.

8.10  Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Code shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.11  Subsidiary Corporations.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined in Section 189(a) and (b) of the Code.

ARTICLE IX

AMENDMENTS

9.1  Amendment by Shareholders.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized directors of the Corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

9.2  Amendment by Directors.

Subject to the rights of the shareholders under Section 9.1 of these Bylaws, bylaws may be adopted, amended or repealed by the Board, except that the adoption or amendment of a bylaw which specifies or changes the number of directors on a fixed-number Board, or the minimum or maximum number of directors on a variable-number Board, or which changes from a fixed-number Board to a variable-number Board or vice versa, must be adopted by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

9.3  Record of Amendments.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws.  If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

ARTICLE X

CONFIDENTIALITY OF CORPORATE RECORDS

10.1  Confidentiality of Corporate Records.

The Corporation’s financial statements, accounting books and records, and minutes of proceedings (including written consents) of its shareholders and Board (including Committees thereof) (hereinafter the “Corporate Records”) contain confidential information and trade secrets of the Corporation.  The Corporation’s business could be harmed significantly if the contents of the Corporate Records were known to competitors.  Therefore, the Corporation shall have a general policy of maintaining the confidentiality of the Corporate Records, other than financial statements that are released to the public, which, by their acceptance of their share certificate, all shareholders are deemed to have accepted.

The Corporation acknowledges that its shareholders have rights to inspect the Corporate Records (“Inspection Rights”) by virtue of being shareholders (including, without limitation, those granted in Sections 1501 and 1601 of the Code).  These Inspection Rights, however, are limited to purposes reasonably related to a shareholder’s interests as a shareholder of the Corporation.  In order to assure that such limitation on the Inspection Rights is adhered to, the Corporation may require that a shareholder (and any agent or attorney of such shareholder) execute a nondisclosure statement or agreement prior to permitting such person to utilize the Inspection Rights with respect to the Corporate Records.  Such nondisclosure statement or agreement may provide that absent the prior written consent of an officer of the Corporation, such inspecting person not disclose to a third party those portions of the Corporate Records to which such inspecting person does not lawfully obtain access other than through exercise of the Inspection Rights without a duty of nondisclosure.  Such nondisclosure statement or agreement would further provide that an officer of the Corporation would be required to consent to a written request for permission to disclose a portion of the Corporate Records if the requesting person proved in a clear and convincing manner to the officer that the proposed disclosure of the designated portion of the Corporate Records to the named third party was for a purpose reasonably related to the shareholder’s interests as a shareholder of the Corporation and the named third party had delivered to such officer a nondisclosure statement or agreement whereby such third party similarly agreed not to disclose such Corporate Records without the prior written consent of an officer of the Corporation.

ARTICLE XI

INTERPRETATION

Reference in these Bylaws to any provision of the California Corporations Code shall be deemed to include all amendments thereof.

SECRETARY’S CERTIFICATE OF ADOPTION OF BYLAWS

OF

SUPERTEX, INC.

I, the undersigned, do hereby certify:

1.           That I am the duly elected and acting Secretary of Supertex, Inc. a California corporation.

2.           The foregoing Bylaws comprising twenty-seven (27) pages were adopted by the directors of said Corporation by written consent dated December 26, 2007.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 26th  day of December, 2007.

s/ Stephen M. Wurzburg
Stephen M. Wurzburg
Secretary